Exhibit 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Cameron Durrant, hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.

the quarterly report on Form 10-Q of Anavex Life Sciences Corp. for the period ended June 30, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the quarterly report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Anavex Life Sciences Corp.

Date: August 12, 2011

/s/ Cameron Durrant
Dr. Cameron Durrant
Executive Chairman and Director
(Principal Executive Officer)